(CINEMARK LOGO)

                                                                            NEWS

                                                                         RELEASE

                                                          CONTACT: ROBERT COPPLE

>FOR IMMEDIATE RELEASE...

CINEMARK USA, INC. REPORTS INTENDED ADD-ON TO 9% SENIOR SUBORDINATED NOTES DUE 2013


Plano, TX, April 24, 2003 - Cinemark USA, Inc., a Texas corporation (the "Company"), announced that it intends to issue, subject to market and other conditions, an additional amount of its 9% Senior Subordinated Notes due 2013 by means of a private placement. The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons in reliance on Regulation S under the Securities Act. Net proceeds from the offering and additional borrowings under the Company's senior credit facility will be utilized to fund the purchase of up to $240 million aggregate principal amount of (i) its $200 million 9 5/8% Series B Senior Subordinated Notes due 2008 and (ii) its $75 million 9 5/8% Series D Senior Subordinated Notes due 2008 pursuant to an offer to purchase announced on April 18, 2003.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

     The following is certain information that will be disclosed by the Company in connection with the offering of the additional notes.

     The following table presents the Company's estimated unaudited results for the first quarter ended March 31, 2003 and historical unaudited results for the first quarter ended March 31, 2002:

 (In thousands)                                          First Quarter     First Quarter
                                                             Ended             Ended
                                                         March 31, 2003   March 31, 2002
                                                         --------------   --------------
CONSOLIDATED :

Theatre revenues                                         $      204,002   $      226,702
Operating Income                                                 24,826           30,542

Adjusted EBITDA (1)                                              41,424           50,036
Cash and cash equivalents                                        42,649           59,438
Total long-term debt, including current portion                 704,099          783,551

RESTRICTED GROUP : (2)
Theatre revenues                                                171,595          180,290
Operating Income                                                 22,238           26,226

Adjusted EBITDA (1)                                              35,852           40,850
Cash and cash equivalents                                        19,970           28,109
Total long-term debt, including current portion                 688,797          679,165

CONSOLIDATED REVENUES:
U.S. and Canada                                                 157,593          169,061
Mexico                                                           15,672           22,052
Brazil                                                           15,075           19,328
Other foreign countries                                          16,152           16,547
Eliminations                                                      (490)             (286)
                                                         --------------   --------------
Total                                                           204,002          226,702
                                                         ==============   ==============

(1) Represents operating income before depreciation and amortization, asset impairment loss, (gain) loss on sale of assets and other, changes in deferred lease expense, accrued and unpaid compensation expense relating to any stock option plans and other non-cash expenditures. See reconciliation of Adjusted EBITDA in the chart below. Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income or operating income as an indicator of operating or financial performance (as determined in accordance with GAAP). This financial information is included to provide additional information that our management, debt holders and investors use to assess the performance of the Company. Adjusted EBITDA is the primary component used in calculating financial covenants under the indentures under which our senior subordinated notes have been issued. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

(2) The restrictive covenants in the indenture apply only to Cinemark USA, Inc. and its restricted subsidiaries (the "Restricted Group"). This data presents certain information with respect to the Restricted Group only. See supplemental schedules to our quarterly financial statements.

      The following table presents our estimated unaudited reconciliation of operating income to Adjusted EBITDA.

                                                         Consolidated                          Restricted Group
                                              ----------------------------------     ----------------------------------
                                              First Quarter       First Quarter      First Quarter       First Quarter
                                                  Ended               Ended              Ended               Ended
                                              March 31, 2003      March 31, 2002     March 31, 2003      March 31, 2002
                                              --------------      --------------     --------------      --------------
      Operating Income                        $       24,826      $       30,542     $       22,238      $       26,226
      Add (deduct):
         Depreciation and amortization                16,137              17,167             13,312              13,248
         Asset impairment loss                            --                 558                 --                  --
        (Gain) loss on sale of assets and
           other                                        (616)                539               (617)                324
        Deferred lease expenses                          803                 953                645                 775
        Stock option compensation                        274                 277                274                 277
                                              --------------      --------------     --------------      --------------
      Adjusted EBITDA                         $       41,424      $       50,036     $       35,852      $       40,850
                                              ==============      ==============     ==============      ==============

     The Company's estimated unaudited revenue for the first quarter of 2003 reflects a softer box office performance during the quarter compared to the same quarter in 2002. Although North American revenues for the Company decreased approximately 6.8%, the Company's consolidated revenues reflect unfavorable currency movements against the US dollar in Brazil and Mexico and softer worldwide box office performance. However, historical results are not necessarily indicative of future results. The amounts the Company reports as its actual quarterly results may differ from these estimates upon completion of review procedures of the results of the first quarter.

     Statements concerning the company's business expectations, intentions, plans and beliefs, together with other statements made in this press release that are not historical facts are "forward-looking statements" as that term is defined under the federal securities laws. All forward-looking statements are subject to the risks and uncertainties that could cause actual outcomes and results to differ materially from those expressed or suggested, including those described in the company's filings with the Securities and Exchange Commission.

     The Company intends that this press release be governed by the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995 (the "PSLR Act") with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries' long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.


For more information contact:                       Robert Copple, CFO
                                                    (972) 665-1000
                                                    (972) 665-1004 Fax


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